Exhibit 10.6

SECURED PROMISSORY NOTE

$141,178.74

FOR VALUE RECEIVED, U.S. Wireless Online, Inc., a Nevada corporation (“Maker”) promises to pay to the order of Richard Williamson, II (“Lender”) in lawful money of the United States of America, the principal sum of One Hundred Forty One Thousand One Hundred Seventy Eight and Seventy Four One-Hundredths Dollars ($141,178.74).

This Note shall be for a term of 24 months from the date of execution and yield interest at a rate of 16% per annum.  Payments shall commence on January 15, 2007 and each subsequent payment shall be paid by the 15th of each month.  Payments shall be made at $10,000 per month for the first three months, $11,000 per month for months 4 through 12, $1,014.90 per month for months 13 through 23, $1,014.84 for payment in month 24, and $12,481.70 in month 25 as the final principal and interest payment.

In the event of default in the payment of any of the said payments or said interest when due as herein provided, time being of the essence hereof, the holder of this note may, without notice or demand, declare the entire principal sum then unpaid immediately due and payable.

This Note is to be secured by the Maker pursuant to a Security Agreement dated December _____, 2006 between Richard Williamson, II and IElement Corporation.

This Promissory Note is made pursuant to the Settlement Agreement dated December ______, 2006 between U.S. Wireless Online, Inc., a Nevada corporation, DHR Technologies, Inc., a _______________ corporation, Richard Williamson, II,  an individual and IElement Corporation, a Nevada corporation, (the “Settlement Agreement”), the terms of which are incorporated herein by reference.

The laws of the State of Nevada shall govern the form and essential validity of this Note.

Time is of the essence with respect to all Maker’s obligations and agreements under this Note.

This Note and all the provisions, conditions, promises, and covenants hereof shall inure to the benefit of Lender, his successors and assigns, and shall be binding upon the Maker, its successors and assigns.

IN WITNESS WHEREOF, the Maker has caused its duly authorized officers to execute this Note on its behalf as of the date and year first set forth above.

U.S. Wireless Online, Inc.

By:________________________________

Rick E. Hughes

Its:  President